UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________________

FORM 8-K
_______________________________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2025

_______________________________________________________________________________
Sunnova Energy International Inc.
(Exact name of registrant as specified in its charter)
_______________________________________________________________________________

Delaware	001-38995	30-1192746
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 East Greenway Plaza, Suite 540
Houston, Texas 77046
(Address, including zip code, of principal executive offices)

(281) 892-1588
(Registrant's telephone number, including area code)
_______________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value per share	NOVA	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed in the Current Report on Form 8-K filed by Sunnova Energy International, Inc. (the “Company”) on June 9, 2025 (the “June 9 Report”), on June 8, 2025, the Company, Sunnova Energy Corporation (“SEC”) and Sunnova Intermediate Holdings, LLC (together with the Company and SEC, the “Debtors”) each filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 (“Chapter 11”) of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

DIP Credit Agreement

In connection with the Chapter 11 Cases, on June 13, 2025, the Company, as borrower (the “DIP Borrower”), and certain subsidiaries of the borrower from time to time party thereto, including the other Debtors, as guarantors (together with the DIP Borrower, the “Loan Parties”) entered into that certain Superpriority Senior Secured Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) with the lenders from time to time party thereto (the “DIP Lenders”) and Alter Domus (US) LLC, as administrative agent and collateral agent, on the terms and conditions set forth therein. Capitalized terms used but not otherwise defined in this “DIP Credit Agreement” section of this Current Report on Form 8-K (the “Current Report”) shall have the meanings given to them in the DIP Credit Agreement. Pursuant to the DIP Credit Agreement, the DIP Lenders have agreed, upon the terms and conditions set forth therein, to make available to the DIP Borrower loans (the “DIP Loans”) pursuant to a $90 million senior secured debtor-in-possession term loan credit facility (the “DIP Facility”), which shall consist of:

a)$15 million of DIP Loans which shall be funded upon entry of the Interim DIP Order (the “DIP Interim Funding Date”); and
b)$75 million of DIP Loans which shall be funded upon entry of the Final DIP Order (the “DIP Final Funding Date”).

The DIP Loans will be used, in accordance with the DIP Orders, the Loan Documents and the Approved Budget to (i) pay obligations arising from or related to the Carve Out and Wind-Down Budget, (ii) pay certain costs, fees, and expenses, and (iii) fund the working capital needs and expenditures of the Debtors during the Chapter 11 Cases, including to fund the costs of the administration of the Chapter 11 Cases.

Borrowings under the DIP Facility will bear interest at the rate of 12.00%. Interest on the DIP Facility is payable in-kind. In addition, the DIP Borrower agreed to pay a funding fee (the “Funding Fee”) which shall be payable on (i) the DIP Interim Funding Date and (ii) the DIP Final Funding Date, in each case, in an amount equal to 12.00% of the aggregate amount of the DIP Loans actually funded to the Borrower on such date with the Funding Fee payable paid-in-kind.

The DIP Credit Agreement is secured by substantially all of the assets of the Loan Parties excluding any Excluded Property.

The DIP Credit Agreement includes customary negative covenants for debtor-in-possession loan agreements of this type, including covenants limiting the Loan Parties and their restricted subsidiaries’ ability to, among other things, incur additional indebtedness, create liens on assets, make investments, advances or guarantees, engage in mergers, consolidations, sales of assets and acquisitions, use the proceeds of the DIP Facility for any purpose not permitted by the DIP Credit Agreement, and pay dividends and distributions, in each case subject to customary exceptions for debtor-in-possession loan agreements of this type. The DIP Credit Agreement also includes representations and warranties, mandatory prepayments, affirmative covenants, and events of default customary for financings of this type. Certain bankruptcy-related events are also events of default, including, but not limited to, the dismissal by the Bankruptcy Court of any of the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, the appointment of a trustee pursuant to Chapter 11, and certain other events related to the impairment of the DIP Lenders’ rights or liens granted under the DIP Credit Agreement, including the noncompliance by any Loan Party with the terms of the Interim DIP Order or Final DIP Order.

The DIP Credit Agreement has a scheduled maturity date of September 22, 2025 (the “Scheduled Maturity Date”). The DIP Credit Agreement will also terminate and all obligations thereunder will become due on the date that is the earliest of the following (i) the Scheduled Maturity Date, (ii) Plan Effective Date, (iii) the date of termination of the Lenders’ commitments and the acceleration of any outstanding Loans under the Loan Documents, (iv) the date of dismissal of the Chapter 11 Cases, conversion of the Chapter 11 Cases into cases under chapter 7 of the Bankruptcy Code or appointment of an examiner with expanded powers by the Bankruptcy Court and (v) the date that is 30 days after the Petition Date or such later date as agreed by the Administrative Agent (acting at the direction of the Required Lenders) unless the Final DIP Order has been entered by the Bankruptcy Court on or prior to such date.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the DIP Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Solaris Asset Purchase Agreement

On June 13, 2025, in connection with the Chapter 11 Cases, certain of the Company’s subsidiaries (together, the “Sellers”) entered into that certain Asset Purchase Agreement (the “Solaris Asset Purchase Agreement”) with Solaris Assets, LLC, a Delaware limited liability company (“Asset Purchaser”), Solaris ABS, LLC, a Delaware limited liability company (“ABS Purchaser”), and Solaris Borrower, LLC, a Delaware limited liability company (together with Asset Purchaser and ABS Purchaser, “Purchasers”), pursuant to which, subject to the terms and conditions set forth in the Solaris Asset Purchase Agreement, Purchasers agreed to acquire substantially all the assets of the Company, excluding certain assets related to certain tax equity partnerships and other Excluded Assets (collectively, the “Assets”) and assume certain specified liabilities of the Sellers (collectively, the “Liabilities” and such acquisition of the Assets and assumption of the Liabilities together, the “Solaris Transaction”), for the aggregate consideration composed of (i) a cash payment in an amount equal to $10 million and (ii) a credit bid in an amount equal to the DIP Obligations, inclusive of any fees and accrued interest. Capitalized terms used but not otherwise defined in this “Solaris Asset Purchase Agreement” section of this Current Report shall have the meanings given to them in the Solaris Asset Purchase Agreement.

Purchasers will be designated as the “stalking horse” bidder in connection with a sale of the Assets under Section 363 of the Bankruptcy Code. The Solaris Transaction will be conducted through a Bankruptcy Court-supervised process pursuant to Bankruptcy Court-approved bidding procedures and is subject to the receipt of higher or better offers from competing bidders at an auction and the satisfaction of certain conditions. In the event that Purchasers are not the successful bidder at the auction, Purchasers may be entitled to the Expense Reimbursement.

The Solaris Asset Purchase Agreement contains customary representations, warranties and covenants of the parties for a transaction involving the acquisition of assets from a debtor in bankruptcy, and the completion of the Solaris Transaction is subject to a number of customary conditions, which, among others, include the performance by each party of its obligations under the Solaris Asset Purchase Agreement and the accuracy of each party’s representations, subject to certain materiality qualifiers. The Solaris Asset Purchase Agreement may be terminated by either party in certain scenarios.

The foregoing description of the Solaris Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the Solaris Asset Purchase Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

TEPH Credit Agreement

As previously disclosed in the June 9 Report, on June 8, 2025, Sunnova TEP Holdings, LLC, a Delaware limited liability company (“Sunnova TEP Holdings”), entered into that certain Third Amended and Restated Credit Agreement (the “TEPH Credit Agreement”) with Sunnova TE Management, LLC, as facility administrator, Computershare Trust Company, National Association, as paying agent, U.S. Bank National Association, as verification agent, and Atlas Securitized Products Administration, L.P., as administrative agent. On June 11, 2025 the Bankruptcy Court approved the TEPH Credit Agreement.

TEPH Asset Purchase Agreement

As previously disclosed in the June 9 Report, on June 8, 2025, the Company entered into that certain Asset Purchase Agreement (the “TEPH Asset Purchase Agreement”) with SEC, Sunnova TEP Developer, LLC, a Delaware limited liability company (“Sunnova TEP Developer”), Sunnova TEP Holdings and Sunnova TEP Holdings Subsidiary, LLC, a Delaware limited liability company, a copy of which was filed as Exhibit 10.1 to the June 9 8-K. On June 11, 2025, the Bankruptcy Court approved the TEPH Asset Purchase Agreement.

Solar Power System Purchase Agreement

As previously disclosed in the June 9 8-K, on June 9, 2025, Sunnova TEP Developer entered into that certain Solar Power System Purchase Agreement (the “Solar Power System Purchase Agreement”) with Lennar Homes, LLC, a Florida limited liability company, a copy of which was filed as Exhibit 10.2 to the June 9 Report. On June 12, 2025, the Bankruptcy Court approved the Solar Power System Purchase Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report regarding the DIP Credit Agreement is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
10.1*
Superpriority Senior Secured Debtor-in-Possession Credit Agreement, dated June 13, 2025, by and among Sunnova Energy International Inc., certain subsidiaries of Sunnova Energy International Inc. from time to time party thereto, the lenders from time to time party thereto and Alter Domus (US), LLC.

10.2*	Asset Purchase Agreement, dated June 13, 2025, by and among certain subsidiaries of Sunnova Energy International Inc., Solaris Assets, LLC, Solaris ABS, LLC and Solaris Borrower, LLC.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).
__________________
*    Certain portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. We agree to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNNOVA ENERGY INTERNATIONAL INC.

Date: June 16, 2025	By:	/s/ David Searle
Name: David Searle
Title: Executive Vice President, General Counsel, and Chief Compliance Officer